BROADWAY
FINANCIAL CORPORATION

BROADWAY FINANCIAL CORPORATION
5055 WILSHIRE BOULEVARD, SUITE 500
LOS ANGELES, CA 90036

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on March 16, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BYFC2020SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on March 16, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK:

D29839-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED.

BROADWAY FINANCIAL CORPORATION

The Board of Directors recommends you vote FOR proposals 1 through 6.

		For	Against	Abstain
1.	Proposal to approve the merger agreement, which approval will also constitute approval of the amended and restated certificate of incorporation for Broadway attached as Annex D to the accompanying joint proxy statement/prospectus, whether or not the following public benefit corporation proposal is approved.	☐	☐	☐
2.	Proposal to approve amendments to the Broadway certificate of incorporation to effect the conversion of Broadway to a "public benefit corporation" as defined and provided for by the Delaware General Corporation Law, but only if the merger is completed.	☐	☐	☐
3.	Proposal to approve an increase in the authorized number of shares of Broadway voting common stock, which will become Broadway Class A common stock upon completion of the merger.	☐	☐	☐
4.	Proposal to approve, on an advisory (non-binding) basis, the executive officer compensation that will or may be paid to Broadway executive officers in connection with the merger.	☐	☐	☐
5.	Proposal to approve, pursuant to Nasdaq Listing Rule 5635(d), proposed sales of up to 18,474,000 shares of Broadway common stock in private placements to institutional and accredited investors at a purchase price of $1.78 per share.	☐	☐	☐
6.	Proposal to approve one or more adjournments of the Broadway special meeting to solicit additional proxies if, in the judgement of the Broadway board of directors, sufficient proxies have not been received to constitute a quorum for the conduct of business and to approve the Broadway merger proposal and other proposals that will be presented at the special meeting.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement/Prospectus is available at www.proxyvote.com.

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BROADWAY FINANCIAL CORPORATION
Special Meeting of Stockholders
March 17, 2021 2:00 PM
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Wayne-Kent A. Bradshaw and Brenda J. Battey, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BROADWAY FINANCIAL CORPORATION that the stockholders are entitled to vote at the Special Meeting of stockholders to be held at 2:00 PM, on March 17, 2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, or if any business not listed on the reverse hereof is presented at the Special Meeting, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side